EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)











                                                    NINE MONTHS ENDING
                                                       SEPTEMBER 30,                   YEAR ENDING DECEMBER 31,
                                                   --------------------  ------------------------------------------------------
                                                     2000       1999       1999        1998       1997       1996       1995
                                                   ---------  ---------  ---------  ----------  ---------  ---------  ---------
Fixed charges, as defined:
  Interest charges                                 $ 29,165   $ 28,951   $ 38,231   $  50,253   $ 50,625   $ 43,884   $ 41,305
  Preference dividend requirements of
    the Company                                      22,016     21,308     28,671       3,061        400        985        802
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---        ---         ---        ---        ---        ---
                                                   ---------  ---------  ---------  ----------  ---------  ---------  ---------

        Total fixed charges                        $ 51,181   $ 50,259   $ 66,902   $  53,314   $ 51,025   $ 44,869   $ 42,107
                                                   =========  =========  =========  ==========  =========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes and extraordinary item     $120,162   $ 44,937   $ 76,177   $(238,609)  $ 16,896   $ 20,945   $ 16,600
  Fixed charges, above                               51,181     50,259     66,902      53,314     51,025     44,869     42,107
  Less interest capitalized                         (17,213)   (10,466)   (14,539)    (23,215)   (25,818)   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates       28        ---         28         ---        ---       (118)     2,249
  Less preference dividend requirements of
     the Company and its subsidiaries adjusted
     to pre-tax basis                               (22,016)   (21,308)   (28,671)     (3,061)      (400)      (985)      (802)
                                                   ---------  ---------  ---------  ----------  ---------  ---------  ---------

                                                   $132,142   $ 63,422   $ 99,897   $(211,571)  $ 41,703   $ 37,609   $ 43,943
                                                   =========  =========  =========  ==========  =========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                      2.6        1.3        1.5         ---        0.8        0.8        1.0
                                                   =========  =========  =========  ==========  =========  =========  =========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and $7,260,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $18,477,000 and $3,597,000 for the nine months ended September 30, 2000 and 1999, respectively, $5,159,000, $348,064,000, $46,153,000 and $1,058,000 for the
years ended December 31, 1999, 1998, 1996 and 1995, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $422,000 for the nine months ended September 30, 1999, $442,000, $125,617,000, $6,253,000, $22,189,000
and  $13,617,000  for  the  years  ended December 31, 1999, 1998, 1997, 1996 and
1995, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been
2.9 and 1.3 for the nine months ended September 30, 2000 and 1999, respectively, 1.6, 0.2, 0.7, 1.4 and 0.7 for the years ended December 31, 1999, 1998, 1997,
1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1995 by $42,438,000, $15,575,000 and
$10,723,000,  respectively.